As filed with the U.S. Securities and Exchange Commission on June 16, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Focus Media Holding Limited
(Exact name of Registrant as Specified in its Charter)

Cayman Islands	7311	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Focus Media Holding Limited
28-30/F, Zhao Feng World Trade Building
369 Jiangsu Road
Shanghai 200050
China
(86-21) 3212-4661
(Address and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

CT Corporation System
111 Eighth Avenue, 13th Floor
New York, New York 10011
(212) 894-8940
(Name, Address, Including Area Code, and Telephone Number, Including Area Code,
of Agent For Service)

Copies to:

Chris K.H. Lin, Esq. Simpson Thacher & Bartlett LLP ICBC Tower, 7th Floor 3 Garden Road, Central, Hong Kong SAR China	Thomas M. Britt III, Esq. Debevoise & Plimpton LLP 13th Floor Entertainment Building 30 Queen’s Road Central Hong Kong SAR China
         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.    ☐
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☑ 333-134714
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities to be	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Registered	registered(1)(2)	Ordinary Share(1)	Price(1)(2)	Registration Fee(3)

Ordinary Shares, par value $0.00005 per share(3)	13,750,000	$5.40	$74,250,000	$7,944.75

(1)	Includes ordinary shares that the underwriters may purchase upon the exercise of their over-allotment option.

(2)	63,250,000 ordinary shares were previously registered pursuant to the Registrant’s Registration Statement on Form F-1 (Registration No. 333-134714).

(3)	Registrant hereby certifies to the Securities and Exchange Commission (the “Commission”) that (1) it has instructed its bank to pay the Commission the registration fee for the additional securities being registered under this Registration Statement as soon as practicable (but in any event no later than the close of business on June 16, 2006); (2) it will not revoke such instructions; (3) it has sufficient funds in the relevant account to cover the amount of the filing fee; and (4) it undertakes to confirm receipt of such instructions by the bank on June 16, 2006.
         This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE
This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-134714) filed by Focus Media Holding Limted with the Securities and Exchange Commission (the “Commission”) on June 2, 2006, as amended on June 8 and June 13, 2006, which was declared effective by the Commission on June 15, 2006, are incorporated herein by reference.

SIGNATURES
       Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on June 16, 2006.

Focus Media Holding Limited

By:	/s/ Jason Nanchun Jiang

Name: Jason Nanchun Jiang
Title: Chairman and Chief Executive Officer
       Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 16, 2006.

Signature		Capacity

/s/ Jason Nanchun Jiang Jason Nanchun Jiang		Chairman and Chief Executive Officer (principal executive officer)

* David Feng Yu		President and Co-chairman

* Jimmy Wei Yu		Director

* Fumin Zhuo		Director

Neil Nanpeng Shen		Director

Charles Chao		Director

Daging Qi		Director

/s/ Daniel Mingdong Wu Daniel Mingdong Wu		Chief Financial Officer

/s/ July Wang July Wang		Chief Accounting Officer

* Donald J. Puglisi		Authorized Representative in the United States

*By:	/s/ Jason Nanchun Jiang Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
5.1	Form of opinion of Conyers Dill & Pearman, special Cayman Islands counsel to the registrant, regarding the validity of the ordinary shares being registered.

23.3	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

24.1
Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement of Form F-1 of Focus Media Holding Limited (Reg. No. 333-134714) initially filed with the Securities and Exchange Commission on June 2, 2006.